EXHIBIT 4.7

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) dated as of May 27, 2004, to the Credit Agreement referenced below, is by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (the “Borrower”), the Subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto, the Lenders identified herein, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $250 million credit facility has been extended to the Borrower pursuant to the terms of that Amended and Restated Credit Agreement (as amended, modified, supplemented and extended, the “Credit Agreement”) dated as of April 11, 2003 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer;

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement; and

WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Credit Agreement is amended in the following respects, in each case effective as of April 25, 2004:

(a) In Section 7.02(c) of the Credit Agreement, the phrase “prior to the end of each fiscal year” is amended to read “within three (3) Business Days after the first quarterly board of directors meeting of each fiscal year (but in any event by no later than June 30 of each year)”.

(b) In Section 7.02(d) of the Credit Agreement, the phrase “within 30 days after the end of each fiscal year” is amended to read “within three (3) Business Days after the first quarterly board of directors meeting of each fiscal year (but in any event by no later than June 30 of each year)”.

2. Conditions Precedent. This Amendment shall be effective as of the date set forth above upon execution of this Amendment by the Loan Parties and the Required Lenders.

3. No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

4. Reaffirmation of Liens. Each Loan Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

5. Reaffirmation of Guaranty. Each of the Guarantors (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and

(iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Credit Agreement or the other Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

7. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	SCHOOL SPECIALTY, INC. a Wisconsin corporation

	By:	/s/ Mary M. Kabacinski
	Name:	Mary M. Kabacinski
	Title:	Chief Financial Officer

GUARANTORS:	CHILDCRAFT EDUCATION CORP.,
a New York corporation
CLASSROOMDIRECT.COM, LLC,
a Delaware limited liability company
BIRD-IN-HAND WOODWORKS, INC.,
a New Jersey corporation
SPORTIME, LLC,
a Delaware limited liability company
GLOBAL VIDEO, LLC,
a Wisconsin limited liability company
PREMIER AGENDAS, INC.,
a Washington corporation
FREY SCIENTIFIC, INC.,
a Delaware corporation
AMALGAMATED WIDGETS, INC.,
a Wisconsin corporation
SAX ARTS & CRAFTS, INC.,
a Delaware corporation
CALIFONE INTERNATIONAL, INC.,
a Delaware corporation

	By:	/s/ Mary M. Kabacinski
	Name:	Mary M. Kabacinski
	Title:	Treasurer

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ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Casey Cosgrove
	Name:	Casey Cosgrove
	Title:	Vice President

LENDER:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Casey Cosgrove
	Name:	Casey Cosgrove
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Karen Weathers
	Name:	Karen Weathers
	Title:	Vice President

LASALLE BANK, NATIONAL ASSOCIATION

	By:	/s/ Jon R. Huitink
	Name:	Jon R. Huitink
	Title:	Assistant Vice President

M&I MARSHALL & ILSLEY BANK

	By:	/s/ Leo D. Freeman
	Name:	Leo D. Freeman
	Title:	Vice President

BANK ONE, NA

	By:	/s/ Anthony F. Maggiore
	Name:	Anthony F. Maggiore
	Title:	Managing Director, Capital Markets

HARRIS TRUST & SAVINGS BANK

	By:	/s/ Ronald V. Webb
	Name:	Ronald V. Webb
	Title:	Vice President

NATIONAL CITY BANK OF MICHIGAN/ILLINOIS

	By:	/s/ Tiffany Cozzolino
	Name:	Tiffany Cozzolino
	Title:	Vice President

[Signature Pages Continue]

ASSOCIATED BANK, N.A.

By:	/s/ Stephen E. Pasowicz
Name:	Stephen E. Pasowicz
Title:	Vice President, Corporate Banking

THE BANK OF NEW YORK

By:	/s/ Mark Wrigley
Name:	Mark Wrigley
Title:	Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Christine Davis
Name:	Christine Davis
Title:	Vice President

ST. FRANCIS BANK

By:	/s/ Paul W. Jelacil
Name:	Paul W. Jelacil
Title:	Vice President

BANK OF SCOTLAND

By:	/s/ Amena Nabi
Name:	Amena Nabi
Title:	Assistant Vice President